UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
October 25, 2010
Date of Report (Date of earliest event reported)
Smith & Wesson Holding Corporation
(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2100 Roosevelt Avenue
Springfield, Massachusetts
01104
(Address of Principal Executive Offices) (Zip Code)
(800) 331-0852
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     William F. Spengler, the Executive Vice President and Chief Financial Officer of our company, resigned effective November 12, 2010 to accept a position as president of a publicly traded company in the phytochemical and natural products industry. We thank him for his dedicated service and his many contributions to our company, and we wish him well in this new opportunity.
     We have initiated a search for a new CFO. John R. Dineen will assume the responsibilities of interim Chief Financial Officer of our company, while Deana L. McPherson will assume the responsibilities of interim Chief Accounting Officer.
     Mr. Dineen, 50, has served as Vice President of Finance of our firearm division since June 2006. Mr. Dineen served as Corporate Controller of our wholly owned subsidiary, Smith & Wesson Corp., from April 2004 until June 2006 and as Director of Manufacturing Accounting of Smith & Wesson Corp. from February 1997 until April 2004. Mr. Dineen was Product Line Controller of William E. Wright Company, a U.S.-based manufacturer and international marketer of sewing textiles and related products, from October 1994 until February 1997 and a Cost Accountant from September 1993 until October 1994. Mr. Dineen was Assistant Vice President and External Reporting Department Manager of Fleet Bank, N.A. (formerly the Bank of New England) from September 1992 until September 1993; Senior Financial Analyst from March 1991 until September 1992; and Accounting and Control Manager from June 1987 until March 1991. Mr. Dineen served a total of 26 years in the Army and Army Reserves, and retired in 2005 with the rank of Major.
     Ms. McPherson, 40, has served as Vice President of our company since November 2009 and Corporate Controller of our company since June 2007. Ms. McPherson served as Vice President of Finance for the Heavy Industrial Turbines Global Division of Wood Group PLC, a $5 billion international energy services company, from June 2006 until June 2007; Director of Finance for the Heavy Industrial Turbines Americas Division from August 2003 until June 2006; and Division Controller for the Power Division from November 2001 until August 2003. Ms. McPherson served as Accounting Manager of FiberMark DSI, Inc. (formerly Rexam DSI, Inc.), a producer of specialty fiber-based materials in the paper and packaging industry, from November 1995 until November 2001. Ms. McPherson served as a Senior Auditor with Deloitte & Touche LLP from June 1992 until November 1995. Ms. McPherson is a Certified Public Accounting registered with the state of Massachusetts.
     Mr. Dineen will continue receive an annual base salary of $220,500 and Ms. McPherson will continue to receive an annual base salary of $195,000. Mr. Dineen and Ms. McPherson will also be entitled to participate in our executive incentive compensation plan, as well as other employee benefits and perquisites. There are no other arrangements or understandings pursuant to which Mr. Dineen and Ms. McPherson were selected as our interim Chief Financial Officer and interim Chief Accounting Officer, respectively. There are no family relationships among any of our directors, executive officers, and Mr. Dineen or Ms. McPherson. There are no related party transactions between us and Mr. Dineen or Ms. McPherson reportable under Item 404(a) of Regulation S-K.

     On October 27, 2010, we issued a press release announcing Mr. Spengler’s departure and Mr. Dineen’s and Ms. McPherson’s appointments. A copy of that press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit
Number	Exhibits

99.1	Press release from Smith & Wesson Holding Corporation, dated October 27, 2010, entitled “Smith & Wesson Holding Corporation CFO Resigns to Pursue Business Opportunity”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON HOLDING CORPORATION
Date: October 27, 2010	By:	/s/ Ann B. Makkiya
Ann B. Makkiya
Vice President, Secretary, and Corporate Counsel

EXHIBIT INDEX
99.1	Press release from Smith & Wesson Holding Corporation, dated October 27, 2010, entitled “Smith & Wesson Holding Corporation CFO Resigns to Pursue Business Opportunity”